Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VERSO PAPER CORP.", CHANGING ITS NAME FROM "VERSO PAPER CORP." TO "VERSO CORPORATION", FILED IN THIS OFFICE ON THE SEVENTH DAY OF JANUARY, A.D. 2015, AT 11:28 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4170593 8100

150018267

AUTHENTICATION: 2016456

DATE: 01-07-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:28 AM 01/07/2015
FILED 11:28 AM 01/07/2015
SRV 150018267 - 4170593 FILE

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VERSO PAPER CORP.

Verso Paper Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is Verso Paper Corp.

SECOND: The original Certificate of Incorporation of the Corporation, then named CMP One Corp., was filed with the Secretary of State of Delaware on June 6, 2006. An Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), then named Verso Paper Corp., was filed with the Secretary of State of Delaware on May 12, 2008.

THIRD: Article First of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is Verso Corporation.

FOURTH: The amendment of the Certificate of Incorporation effected hereby was duly approved and adopted by the board of directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Peter H. Kesser, its Secretary, on January 7, 2015.

VERSO PAPER CORP.

By:/s/ Peter H. Kesser
Peter H. Kesser
Secretary